Exhibit 99.1
Contacts:
Investor Relations                                                                                                Trade Relations
Kathleen Makrakis                                                                                                Betty LaBaugh
Director of Investor Relations                                                                             Public Relations Manager
203-485-7534, ext. 1432                                                                                          603-594-8585,   ext. 3441
kmakrakis@presstek.com                                                                                   blabaugh@presstek.com

Presstek Reports Second Quarter 2008 Profit; Operating Expenses Decline 30%

HUDSON, N.H., August 1, 2008 -- Presstek, Inc. (NASDAQ: PRST) today reported income from continuing operations in the second quarter of 2008 of $0.5 million, or $0.02 per share, versus a loss from continuing operations of ($4.9) million, or ($0.13) per share, in the second quarter of 2007.   Despite a year-over-year reduction in revenue, the company reported a $5.4 million improvement in income from continuing operations due in large part to the continued execution of its Business Improvement Plan (“BIP”) which has significantly improved the company’s cost structure and strengthened its balance sheet.  Operating expenses in the second quarter of 2008 declined 30% or $6.9 million versus 2007, and gross margin improved from 27.0% in 2007 to 32.5% in 2008.  2008 results include special charges of $0.6 million.  2007 results included $3.5 million of charges related to obsolete inventory, and $2.3 million of one-time expenses and special charges.

 “Our improving cost structure and strengthened balance sheet continue to reflect the company’s enhanced operating discipline and the success of our Business Improvement Plan,” commented Presstek President and Chief Executive Officer, Jeff Jacobson.

“Despite the negative impact of reduced U.S. equipment sales in the quarter, the company’s lean cost structure drove a net profit,” added Jeff Cook, Executive Vice President and Chief Financial Officer.  “Adjusted earnings before interest, taxes, depreciation and amortization were $4.2 million, a 20% increase versus last year, and debt net of cash at June 28, 2008 was $22.6 million, a 31% improvement over last year at the same time.  Our third quarter 2008 results will include the benefits of the previously announced sale of the land and building of our Lasertel property in Tucson, Arizona for $8.75 million.”

Revenue in the second quarter of 2008 was $54.3 million, a decline of $14.5 million or 21% versus the second quarter of 2007, driven primarily by reduced U.S. sales resulting from the economic slowdown and the expected continued erosion of sales of the company’s traditional products.  European revenue  rebounded 42% in the second quarter of 2008 versus first quarter 2008 levels, which were negatively impacted by the company’s 2007 business reviews.

Mr. Jacobson continued “While European revenue recovered in the second quarter, U.S. equipment sales were disappointing as economic headwinds challenged our ability to offset the expected erosion in our traditional portfolio with increased sales of our growth portfolio products.  However, the improved operating discipline and cost structure that we have successfully created will leverage the profitability of future sales growth as the economy improves.”

Consolidated gross margin in the second quarter of 2008 was 32.5% versus 27.0% a year ago.    Equipment gross margin in the quarter declined to 9.5% versus 11.8% in 2007 due to a decrease in higher margin U.S. sales  and $1.0 million of reduced margin in the company’s Lasertel business.  Consumables gross margin in the quarter was 49.1% versus 46.2% in 2007, and service margin was 23.3 % versus 11.1% in 2007.  These margin improvements were driven by the company’s BIP initiatives.

Operating expenses declined $6.9 million to $16.2 million in the quarter, a 30% reduction.  Excluding special and one time charges in both years, the decline in operating expenses was 25%.

Lasertel’s external sales were $2.7 million for the second quarter of 2008 versus year ago levels of $2.2 million.  Lasertel recorded an operating loss in the second quarter of 2008 of $0.7 million.
Progress against Company Targets

In 2007, the company developed operating margin targets, excluding restructuring charges and stock based compensation expense, of 6%-8% for 2008 and 9%-11% for 2009.  “We have demonstrated excellent progress in significantly improving profitability and gross margin as well as reducing net debt” commented Mr. Jacobson. “When we developed our operating margin targets, we did not anticipate the low level of European sales in the first quarter of 2008 which resulted from our 2007 business reviews, the severity of the weakened U.S. economic picture, and increased legal expenses related to the defense of our intellectual property and regulatory matters.  At the end of the first half of 2008, our operating margin is 4%.  While we are still driving our team to achieve these targets, we believe it is prudent at this time to modify our 2008 operating margin guidance to a range between our current margin of 4% and the lower end of our target range, as we are not optimistic about an economic recovery in the second half of this year.  As we monitor the economic situation through the remainder of 2008, we will be in a better position to assess our 2009 financial goals.”

Mr. Jacobson concluded “While the economy is beyond our control, we made excellent progress in areas within our control.  I am extremely proud of the Presstek team for delivering a first half improvement in income from continuing operations of $6.4 million or $0.18 per share.  Results like this are only achieved with focus, extreme dedication and relentless hard work.  When the economy begins to improve, we will be well positioned to leverage revenue growth into higher levels of profitability.”

Information Regarding Non-GAAP Measures

In the second quarter of 2008, in addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the company's performance.

Conference Call and Webcast

Management will discuss Presstek's second quarter 2008 results in a conference call today at 8:30 a.m. (ET). Conference call information is below:

CONFERENCE CALL ACCESS
Domestic Dial In: 866-770-7125
International Dial In: 617-213- 8066
Passcode: 43159373

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Friday, August  1, 2008 at 10:30 AM Eastern Standard Time until Friday, August 15,  2008 Eastern Standard Time at midnight.

REBROADCAST ACCESS
Domestic Dial In: 888-286-8010
International Dial In: 617-801-6888
Passcode: 40925392

An archived web cast of this conference call will also be available on the "Investor Events Calendar" page of the company's web site, at www.presstek.com/investors/calendar.html.

About Presstek

Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

DI is a registered trademark of Presstek, Inc.

 “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA , the continuation of progress at reducing costs and expenses, customer demand, the results of the company’s Business Improvement Plan, the sale of property, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue, the ability of the company to meet its stated financial and operational objectives,  the company's dependency on its strategic partners (both manufacturing and distribution), the results of the pending investigation of the Company by the Securities and Exchange Commission,  and other risks and uncertainties detailed in the company's 2007 Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Six months ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007

Revenue
Product	$45,747	$58,879	$88,774	$114,115
Service and parts	8,520	9,872	17,924	19,788
Total revenue	54,267	68,751	106,698	133,903

Cost of revenue
Product	30,083	41,381	57,477	80,327
Service and parts	6,539	8,773	13,465	16,471
Total cost of revenue	36,622	50,154	70,942	96,798

Gross profit	17,645	18,597	35,756	37,105

Operating expenses
Research and development	1,538	1,621	3,090	3,255
Sales, marketing and customer support	8,088	10,952	15,688	20,816
General and administrative	5,710	9,003	12,853	15,257
Amortization of intangible assets	334	715	685	1,422
Restructuring and other charges	560	793	1,195	1,128
Total operating expenses	16,230	23,084	33,511	41,878

Income (loss) from operations	1,415	(4,487)	2,245	(4,773)
Interest and other expense, net	38	(993)	(680)	(1,890)

Income (loss) before income taxes	1,453	(5,480)	1,565	(6,663)
Provision (benefit) for income taxes	922	(626)	843	(943)

Income (loss) from continuing operations	531	(4,854)	722	(5,720)
Gain (loss) from discontinued operations, net of tax	$36	24	$63	(88)

Net income (loss)	$567	$(4,830)	$785	$(5,808)

Earnings (loss) per share - basic
Income (loss) from continuing operations	$0.02	$(0.13)	$0.02	$(0.16)
Gain (loss) from discontinued operations	$0.00	0.00	0.00	(0.00)
	$0.02	$(0.13)	$0.02	$(0.16)
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$0.02	$(0.13)	$0.02	$(0.16)
Gain (loss) from discontinued operations	$0.00	0.00	0.00	(0.00)
	$0.02	$(0.13)	$0.02	$(0.16)

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,584	36,046	36,578	35,855
Dilutive effect of options	16	-	12	-
Weighed average shares outstanding - diluted	36,600	36,046	36,590	35,855

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 28,	December 29,
	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$ 4,368	$ 13,249
Accounts receivable, net	41,015	42,879
Inventories, net	53,766	49,084
Assets of discontinued operations	20	15
Deferred income taxes	6,941	6,740
Other current assets	5,218	4,666
Total current assets	111,328	116,633

Property, plant and equipment, net	35,167	38,023
Goodwill	19,891	19,891
Intangible assets, net	5,651	6,287
Deferred income taxes	10,627	11,124
Other noncurrent assets	522	869

Total assets	$ 183,186	$ 192,827

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$ 7,019	$ 7,035
Line of credit	15,000	20,000
Accounts payable	22,572	18,603
Accrued expenses	18,303	23,713
Deferred revenue	6,247	7,196
Liabilities of discontinued operations	566	888
Total current liabilities	69,707	77,435

Long-term debt and capital lease obligation, less current portion	5,000	8,500

Total liabilities	74,707	85,935

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	366	366
Additional paid-in capital	116,852	115,884
Accumulated other comprehensive income	866	1,032
Retained earnings (accumulated deficit)	(9,605)	(10,390)
Total stockholders' equity	108,479	106,892

Total liabilities and stockholders' equity	$ 183,186	$ 192,827

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008
Key Units
Presstek DI Presses (Excludes QMDI)	51	37	44	29	35
Presstek CtP Platesetters (Excludes DPM)	47	47	46	46	31

Revenue - Growth Portfolio
Presstek DI Presses (Excludes QMDI)	18,873	13,071	15,380	9,768	11,863
DI Kits	462	125	0	0	0
DI Plates	4,306	4,567	5,138	4,791	4,796
Total DI Revenue	23,641	17,763	20,518	14,559	16,659

Presstek CtP Platesetters (Excludes DPM)	3,753	2,962	2,989	2,781	2,183
Chemistry Free CtP Plates	4,914	5,034	4,613	4,427	5,136
Total CtP Revenue	8,667	7,996	7,602	7,208	7,319

Service Transfer	(1,253)	(1,105)	(1,438)	(911)	(1,334)
Service Revenue	2,368	2,184	3,394	2,727	3,110
Lasertel Revenue	2,186	1,951	2,445	1,637	2,661

Total Revenue - Growth Portfolio (B)	35,608	28,789	32,521	25,220	28,415

Revenue - Traditional Portfolio
QMDI Platform	5,750	5,121	4,678	4,581	4,357
Polyester CtP Platform	5,529	4,961	4,785	4,485	4,524
Other DI Plates	2,571	2,541	2,536	1,770	2,249
Conventional/Other	12,039	11,109	10,782	9,777	9,427
Total Product Revenue - Traditional	25,889	23,732	22,781	20,613	20,557

Service Transfer	(246)	(219)	(277)	(79)	(116)
Service Revenue - Traditional	7,500	7,310	6,303	6,677	5,411

Total Revenue - Traditional Portfolio (B)	33,143	30,823	28,807	27,211	25,852

Total Revenue (B)	68,751	59,612	61,328	52,431	54,267

Product Revenue Components %
Growth	51.8%	48.3%	53.0%	48.1%	52.4%
Traditional	48.2%	51.7%	47.0%	51.9%	47.6%

Geographic Revenues (Origination) (B)
North America	51,454	46,789	45,891	41,404	38,579
Europe	17,296	12,823	15,437	11,027	15,688
Consolidated	68,751	59,612	61,328	52,431	54,267

Gross Margin
Presstek
Equipment	8.5%	-0.3%	11.6%	15.1%	10.1%
Consumables	46.2%	45.7%	47.7%	49.4%	49.1%
Service	11.1%	14.7%	27.2%	26.3%	23.3%
Lasertel	30.3%	-16.9%	-3.3%	-17.7%	1.7%
Consolidated	27.0%	24.8%	30.7%	34.5%	32.5%

Operating Expense (Excluding Special Charges)	$22,290	$20,722	$21,235	$16,646	$15,670

Profitability
Net income (loss)	$(4,830)	$(3,616)	$(2,780)	$218	$567
Add back: Net (income) loss from discontinued operations	$(24)	$(10)	$(24)	$(27)	$(36)
Net income (loss) from continuing operations	$(4,854)	$(3,626)	$(2,804)	$191	$531
Add back:
Interest	842	757	824	615	344
Other (income) expense	151	(171)	(876)	102	(381)
Tax charge (benefit)	(626)	(3,324)	(751)	(79)	922
Incremental charges	4,917	6,286	3,637	-	-
Other charges (credits)	793	398	1,187	635	560
Operating income (loss) from continuing operations	1,223	320	1,217	1,464	1,976
Add back:
Depreciation and amortization	2,425	2,369	2,136	2,023	1,833
Other income (expense)	(151)	171	876	(102)	381
EBITDA From Continuing Operations (A)	$3,497	$2,860	$4,229	$3,385	$4,190

Cash Earnings From Continuing Operations
Net income from continuing operations	(4,854)	(3,626)	(2,804)	191	531
Add back:
Other charges (credits)	793	398	1,187	635	560
Depreciation and amortization	2,425	2,369	2,136	2,023	1,833
Non cash portion of equity compensation (2006 forward 123R related)	2,491	650	542	442	381
Non cash portion of taxes	(1,408)	(2,767)	(1,758)	(75)	371
Cash Earnings From Continuing Operations (A)	(553)	(2,976)	(697)	3,216	3,676

Working Capital
Current assets (excluding net assets of discontinued operations)	$123,465	$114,843	$116,618	$109,150	$111,308
Current liabilities
Short-term debt	28,000	28,000	27,000	22,000	22,000
All other current liabilities	49,354	45,602	49,512	46,391	47,122
Current liabilities	77,354	73,602	76,512	68,391	69,122
Working capital	46,111	41,241	40,106	40,759	42,186
Add back short-term debt	28,000	28,000	27,000	22,000	22,000
Working capital, excluding short-term debt (A)	$74,111	$69,241	$67,106	$62,759	$64,186

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$7,000	$7,000	$7,000	$7,000
Line of credit	21,000	21,000	20,000	15,000	15,000
Long-term debt, net of current portion	12,000	10,250	8,500	6,750	5,000
Total debt	40,000	38,250	35,500	28,750	27,000
Cash	7,319	8,253	13,249	6,642	4,368
Debt net of cash	$32,681	$29,997	$22,251	$22,108	$22,632

Days Sales Outstanding	68	70	58	67	65

Days Inventory Outstanding	69	78	74	88	89

Capital Expenditures	$748	$455	$513	$353	$563

Employees	792	770	712	709	709

(A) EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.

(B) Q3 2007 results reflect $1.5 million decrease in revenue due to the correction of certain revenue transactions.

** Certain amounts may be subject to reclassification to conform to current presentation.